EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE
FOR IMMEDIATE RELEASE
Media Contacts:
Marina H. Norville, Marina.H.Norville@aexp.com, +1.212.640.2832
Andrew R. Johnson, Andrew.R.Johnson@aexp.com , +1.212.640.8610

Investors/Analysts Contacts:
Vivian Y. Zhou, Vivian.Y.Zhou@aexp.com, +1.212.640.5574
Melanie L. Michel, Melanie.L.Michel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS FIRST-QUARTER REVENUE OF $10.3 BILLION AND
EARNINGS PER SHARE OF $0.41

(Millions, except percentages and per share amounts)

	Quarters Ended March 31,		Percentage Inc/(Dec)
	2020	2019
Total Revenues Net of Interest Expense	$10,310	$10,364	(1)
Net Income	$367	$1,550	(76)
Diluted Earnings Per Common Share [1]	$0.41	$1.80	(77)
Adjusted Diluted Earnings Per Common Share Excluding Credit Reserve Builds [2]	$1.98
Average Diluted Common Shares Outstanding	808	843	(4)

New York – April 24, 2020 - American Express Company (NYSE: AXP) today reported first-quarter net income of $367 million, or $0.41 per share, compared with net income of $1.6 billion, or $1.80 per share, a year ago.

The evolving COVID-19 situation had significantly negative impacts on first-quarter results.

“The first two months of 2020 continued the strong momentum we have delivered over the past two years, but we’re now in a different world,” said Stephen J. Squeri, Chairman and Chief Executive Officer. “The deterioration in the economy due to COVID-19 impacts that began in the first quarter and accelerated in April has dramatically impacted our volumes. While we can’t predict just how the economy and our business will perform in the coming months, we can focus on supporting our colleagues and customers while remaining financially strong and positioning for growth when the economy begins to improve.

“In light of the current environment, we are aggressively reducing costs across the enterprise, while at the same time selectively investing in initiatives that are key to our long-term growth strategy. We entered this crisis with particularly strong capital and liquidity positions that will enable us to remain financially strong.
“To support our colleagues, we are committed to no COVID-19-related layoffs for the remainder of 2020 to ensure we have the right team in place to serve our customers and to continue driving our growth over the long term. And we’re supporting our colleagues in other ways, including a 100% work from home arrangement in all our locations and continuing to pay the salaries of colleagues who are affected by the virus without having to use their paid leave.
“To support our customers, we are offering consumer and small business Card Members a range of short- and long-term financial assistance programs to help them weather the storm. In addition, we are adding several new benefits, services and rewards to our premium Card products and Membership Rewards program that are relevant to the evolving needs of our customers during this time.
“For our merchants, we have extended the amount of time they have to respond to Card Member disputes, and we increased contactless transaction thresholds to reduce physical contact at the point of sale in 28 countries.
“Earlier this week, we launched Stand for Small in the U.S., a coalition of more than 40 companies across various industries that have come together to back small businesses by providing a wide range of offers, complimentary services, access to corporate assistance programs and other resources designed to help support them as they them manage through the crisis.
“As we manage through this period, we’ll remain focused on what we can control in the short term while keeping an eye on the long term. This has been our formula for success through difficult times in the past, and this time is no different, despite the unprecedented magnitude and uncertainty we are facing. We will continue to back our colleagues, customers, and communities, just as we have done for 170 years. And when this crisis is over, we intend to be in a position of strength, ready to capitalize on the opportunities ahead.”
First-quarter consolidated total revenues net of interest expense were $10.3 billion, down 1 percent from $10.4 billion a year ago. Excluding the impact of foreign exchange rates, adjusted revenues net of interest expense grew 1 percent.3 The quarter reflected softness in spending volumes beginning in the last few days of February that significantly accelerated in March as a result of COVID-19 impacts. This was partially offset by strong overall performance in January and February.
Consolidated provisions for losses were $2.6 billion, up from $809 million a year ago. The increase was driven primarily by significant reserve builds of $1.7 billion which reflect deterioration of the global estimated macroeconomic outlook as a result of COVID-19 impacts. As of January 1, 2020, the company adopted the new Financial Instruments - Current Expected Credit Losses (CECL) standard.
Consolidated expenses were $7.2 billion, down 5 percent from $7.6 billion a year ago. The decrease was driven primarily by lower operating expenses due, in part, to a litigation-related charge of $0.21 per share in the year-ago quarter.4
The consolidated effective tax rate was 18.8 percent, down from 20.8 percent a year ago.
Global Consumer Services Group reported first-quarter net income of $201 million, compared with $954 million a year ago.
Total revenues net of interest expense were $6.0 billion, up 4 percent from $5.7 billion a year ago. The rise primarily reflected higher net interest income and card fees, partially offset by lower Card Member spending.
Provisions for losses totaled $1.8 billion, up from $551 million a year ago, driven primarily by significant reserve builds.
Total expenses were $3.9 billion, down 1 percent from $4.0 billion a year ago. The decrease reflected lower customer engagement costs.
Global Commercial Services reported first-quarter net income of $38 million, compared with $512 million a year ago.
Total revenues net of interest expense were $3.1 billion, flat compared to a year ago. The current quarter primarily reflected higher net interest income and card fees, offset by lower Card Member spending.

Provisions for losses totaled $762 million, up from $254 million a year ago, driven primarily by significant reserve builds.
Total expenses were $2.3 billion, up 4 percent from $2.2 billion a year ago. The increase reflected higher costs associated with marketing and business development and growth in rewards, as well as higher operating expenses.4
Global Merchant and Network Services reported first-quarter net income of $417 million, compared with $571 million a year ago.
Total revenues net of interest expense were $1.4 billion, down 10 percent from $1.5 billion a year ago. The decrease primarily reflected lower Card Member spending.
Total expenses were $789 million, up 2 percent from $777 million a year ago.
Corporate and Other reported a first-quarter net loss of [$289] million, compared with a net loss of $487 million a year ago.

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1	Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards and other items of $2 million and $11 million for the three months ended March 31, 2020 and 2019, respectively, and (ii) dividends on preferred shares of $32 million and $21 million for the three months ended March 31, 2020 and 2019, respectively.
2	First quarter 2020 adjusted diluted EPS excluding credit reserve builds, a non-GAAP measure, excludes the portion of Provisions for credit losses attributable to reserve builds. See Appendix I for a reconciliation to diluted EPS on a GAAP basis. Management believes the presentation of adjusted diluted EPS excluding credit reserve builds is useful as it is consistent with the guidance provided on the company’s Investor Update Call on March 17, 2020, at which point such amounts were not estimable due to the rapidly changing nature of, and uncertainty related to, macroeconomic forecasts that are a component of the new Current Expected Credit Loss (CECL) methodology.
3	As reported in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended March 31, 2020 apply to the period(s) against which such results are being compared). Management believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates. FX-adjusted revenues constitute non-GAAP measures.
4	Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, and other expenses.

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About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, Accertify, InAuth, corporate card, business travel, and corporate responsibility.
This earnings release should be read in conjunction with the company’s statistical tables for the first quarter 2020, available on the American Express website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss first-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•a further deterioration in global economic and business conditions, consumer and business spending generally; an inability or unwillingness of Card Members to pay amounts owed to the company; uncertain impacts of, or additional changes in, monetary, fiscal or tax policy to address the impact of COVID-19; prolonged measures to contain the spread of COVID-19 or premature easing of such containment measures, either of which could further exacerbate the effects on the company’s business activities and results of operations, Card Members, partners and merchants; an inability of the company to manage risk in an uncertain and fast-changing environment; further market volatility and changes in capital and credit market conditions and the availability and cost of capital; issues impacting brand perceptions and the company’s reputation; changes in foreign currency rates and benchmark interest rates; an inability of business partners to meet their obligations to the company and the company’s customers due to slowdowns or disruptions in their businesses or otherwise; pricing changes, product mix and credit actions, including line size and other adjustments to credit availability; and telecommunications failures, internet outages or cybersecurity incidents impacting transaction authorization, clearing and settlement systems;
•the amount of future credit reserve builds, which will depend in part on changes in consumer behavior that affect loan and receivable balances (such as paydown rates) and delinquency and write-off rates; macroeconomic factors such as unemployment rates, GDP and the volume of bankruptcies; the impact of the Current Expected Credit Loss (CECL) methodology; collections capabilities and recoveries of previously written-off loans and receivables; the enrollment in, and effectiveness of, hardship programs and troubled debt restructurings; and governmental actions that provide forms of relief with respect to certain loans and fees, such as limiting debt collections efforts and encouraging or requiring extensions, modifications or forbearance;
•the actual amount to be spent on marketing and promotion, which will be based in part on continued changes in macroeconomic conditions and business performance; management’s assessment of competitive opportunities; contractual obligations with business partners and other fixed costs and prior commitments; and management’s ability to realize efficiencies and optimize investment spending;
•the actual amount to be spent on Card Member rewards and services, which could be impacted by Card Members’ interest in the value propositions offered by the company; further enhancements to product benefits to make them attractive to Card Members, potentially in a manner that is not cost effective; Card Member behavior as it relates to their spending patterns (including the level of spend in bonus categories) and the redemption of rewards and offers; the costs related to reward point redemptions; and new and renegotiated contractual obligations with business partners;
•the ability of the company to reduce its operating expenses and meet its commitment of no COVID-19 related layoffs for the remainder of 2020, which could be impacted by, among other things, the company’s inability to balance expense control and investments in the business; management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities depending on overall business performance; an inability to innovate efficient channels of customer interactions, such as chat supported by artificial intelligence; higher-than-expected cyber, fraud or compliance expenses or consulting, legal and other professional fees, including as a result of increased litigation or internal and regulatory reviews; the level of M&A activity and related expenses; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; the impact of changes in foreign currency exchange rates on costs; and greater than expected inflation;
•net card fees not growing consistent with current expectations, which could be impacted by, among other things, the further deterioration in macroeconomic conditions impacting the ability and desire of Card Members to pay card fees; higher attrition rates; Card Members continuing to be attracted to the company’s premium card products; and the company’s inability to address competitive pressures and implement its strategies and business initiatives, including introducing new benefits and services that are designed for the current environment;
•a further decline of the average discount rate, including as a result of further changes in the mix of spending by location and industry, merchant negotiations (including merchant incentives, concessions and volume-related pricing discounts), competition, pricing regulation (including regulation of competitors’ interchange rates) and other factors;
•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may materially impact the prices charged to merchants that accept American Express cards, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;
•changes affecting the company’s plans regarding the return of capital to shareholders, which will depend on factors such as capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and approval of the company’s capital plans; the company’s results of operations and financial condition; and the economic environment and market conditions in any given period;
•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt its operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;
•legal and regulatory developments, which could affect the profitability of the company’s business activities; limit the company’s ability to pursue business opportunities; require changes to business practices or alter the company’s relationships with Card Members, partners, merchants and other third parties, including its ability to continue certain cobrand and agent relationships in the EU; exert further pressure on the average discount rate and GNS volumes; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations or ability to pay dividends; or result in harm to the American Express brand;
•changes in the financial condition and creditworthiness of the company’s business partners, such as bankruptcies, restructurings or consolidations, including cobrand partners and merchants that represent a significant portion of the company’s business, such as the airline industry, or partners in GNS or financial institutions that the company relies on for routine funding and liquidity, which could materially affect the company’s financial condition or results of operations; and
•factors beyond the company’s control such as fire, power loss, disruptions in telecommunications, severe weather conditions, natural and man-made disasters, or terrorism, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the company’s business and results of operations or disrupt its global network systems and ability to process transactions.
•A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the company’s other reports filed with the

Securities and Exchange Commission and the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 to be filed with the Securities and Exchange Commission.

(Preliminary)
American Express Company (Preliminary)
Appendix I
Reconciliations of Adjustments

Q1'20
Earnings per share excluding credit reserve builds
Diluted earnings per common share	$0.41
Impact of credit reserve builds (pre-tax)	2.09
Tax impact of credit reserve builds	(0.52)
Net Impact of credit reserve builds	1.57
Adjusted diluted earnings per common share	$1.98